Appendix A

Effective as of: January 4, 2016

The Fund shall pay the Transfer Agent, as full compensation for services provided and expenses assumed hereunder, a fee for each class of each series of the Fund, computed daily and payable monthly at the annual rates listed below as a percentage of the average daily net assets of such series or class (as applicable):

Fund	Rate of Compensation
Vantagepoint Low Duration Bond Fund	Investor shares: 0.35% T shares: 0.10%
Vantagepoint Inflation Focused Fund	Investor shares: 0.35% T shares: 0.10%
Vantagepoint High Yield Fund	T shares: 0.10%
Vantagepoint Equity Income Fund	Investor shares: 0.35% T shares: 0.10%
Vantagepoint Growth & Income Fund	Investor shares: 0.35% T shares: 0.10%
Vantagepoint Growth Fund	Investor shares: 0.35% T shares: 0.10%
Vantagepoint Aggressive Opportunities Fund	Investor shares: 0.35% T shares: 0.10%
Vantagepoint International Fund	Investor shares: 0.35% T shares: 0.10%
Vantagepoint Discovery Fund	Investor shares: 0.35% T shares: 0.10%
Vantagepoint Select Value Fund	Investor shares: 0.35% T shares: 0.10%
Vantagepoint Diversifying Strategies Fund	T shares: 0.10%
Vantagepoint Core Bond Index Fund	Class I: 0.30% Class II: 0.10% T shares: 0.10%
Vantagepoint 500 Stock Index Fund	Class I: 0.30% Class II: 0.10% T shares: 0.10%
Vantagepoint Broad Market Index Fund	Class I: 0.30% Class II: 0.10% T shares: 0.10%

Fund	Rate of Compensation
Vantagepoint Mid/Small Company Index Fund	Class I: 0.30% Class II: 0.10% T shares: 0.10%
Vantagepoint Overseas Equity Index Fund	Class I: 0.30% Class II: 0.10% T shares: 0.10%
Vantagepoint Model Portfolio Savings Oriented Fund	Investor M shares: 0.25% TM shares: 0.00%
Vantagepoint Model Portfolio Conservative Growth Fund	Investor M shares: 0.25% TM shares: 0.00%
Vantagepoint Model Portfolio Traditional Growth Fund	Investor M shares: 0.25% TM shares: 0.00%
Vantagepoint Model Portfolio Long Term Growth Fund	Investor M shares: 0.25% TM shares: 0.00%
Vantagepoint Model Portfolio All-Equity Growth Fund	Investor M shares: 0.25% TM shares: 0.00%
Vantagepoint Milestone Retirement Income Fund	Investor M shares: 0.25% TM shares: 0.00%
Vantagepoint Milestone 2010 Fund	Investor M shares: 0.25% TM shares: 0.00%
Vantagepoint Milestone 2015 Fund	Investor M shares: 0.25% TM shares: 0.00%
Vantagepoint Milestone 2020 Fund	Investor M shares: 0.25% TM shares: 0.00%
Vantagepoint Milestone 2025 Fund	Investor M shares: 0.25% TM shares: 0.00%
Vantagepoint Milestone 2030 Fund	Investor M shares: 0.25% TM shares: 0.00%
Vantagepoint Milestone 2035 Fund	Investor M shares: 0.25% TM shares: 0.00%
Vantagepoint Milestone 2040 Fund	Investor M shares: 0.25% TM shares: 0.00%
Vantagepoint Milestone 2045 Fund	Investor M shares: 0.25% TM shares: 0.00%
Vantagepoint Milestone 2050 Fund	Investor M shares: 0.25% TM shares: 0.00%
Vantagepoint Milestone 2055 Fund	Investor M shares: 0.25% TM shares: 0.00%

First approved: March 1, 1999

Last amended:             ,

IN WITNESS WHEREOF, the parties hereto have caused this amended Schedule to be executed by their officers designated below as of the             day of             ,             .

THE VANTAGEPOINT FUNDS

By:
Angela C. Montez
Secretary

Approved by:

VANTAGEPOINT TRANSFER AGENTS, LLC

By:
Angela C. Montez
Assistant Secretary

Approved by:

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